Exhibit 99.1
News Release
BORDERS ENTERS INTO PRELIMINARY AGREEMENT WITH DIRECT BRANDS, A PORTFOLIO COMPANY OF NAJAFI COMPANIES
Borders Continuing to Serve Customers in the Ordinary Course
Ann Arbor, Mich., June 30, 2011 — Borders Group, Inc. today announced that it has entered into an asset purchase agreement with Direct Brands, a portfolio company of Najafi Companies, and intends to move forward with submitting the agreement to the Court to serve as the “stalking horse” bid for a Court-supervised auction of the business under Section 363 of the U.S. Bankruptcy Code. Borders believes a sale provides the best path forward to reposition the business for a successful future and to maximize value for the Company’s stakeholders.
Under the terms of the agreement and subject to further due diligence, Direct Brands would purchase substantially all of the Company’s assets for $215.1 million plus the assumption of approximately $220 million of liabilities, subject to the auction and Bankruptcy Court approval. Najafi Companies is a Phoenix, Ariz.-based private investment company with extensive experience in several customer-focused businesses. The firm acquired Direct Brands in 2008, including Book-of-the-Month Club, Doubleday Book Clubs and Columbia House. The tentative purchase agreement will occur prior to the Court hearing on July 21.
If consummated and under the terms of the agreement, Borders would operate as a wholly owned subsidiary of Direct Brands. As part of the agreement with Direct Brands, Hilco and Gordon Brothers have agreed to acquire any store locations that are ultimately not included in the sale and will close those stores in an orderly manner.
Mike Edwards, Borders Group President, said, “We are pleased to take another important step forward as we position Borders for a vibrant future and sustainable earnings growth. Since the filing, we have made significant progress in reducing our cost structure, refocusing our merchandise offering, and building our eBook business. We look forward to working with a supportive partner as we continue to execute on our turnaround strategy.”

Under its turnaround plan, Borders introduced a revitalized in-store experience particularly with respect to its Kids offering and a new Borders Café program in its superstores featuring a new Café design and tailored menu items. On the digital front, Borders is capturing a larger share of the eBook market through an expanded partnership with Kobo. In addition to providing customers with access to Kobo’s vast inventory of digital books, the Company recently introduced the new Kobo eReader Touch Edition to great reviews, and the device will be available in stores in early July.
Mr. Edwards concluded, “We appreciate the continued support of our employees, customers and business partners as we work toward a successful resolution to our restructuring.”
During the sale process, Borders is continuing to conduct business and serve customers in the ordinary course, including honoring its Borders Rewards program, gift cards and other customer programs.
In addition to the Company’s filing a motion today with the Bankruptcy Court seeking authorization to conduct a Court-supervised auction, the Company also submitted an alternative proposal required under the Company’s DIP financing agreement, in the event that a going-concern sale is not consummated, that comprises an orderly sale of all the assets of the business by a joint venture led by Hilco and Gordon Brothers.
The Company anticipates completing the sale process by late July.
Borders legal advisors are Kasowitz, Benson, Torres & Friedman LLP and Baker & McKenzie, and its financial advisor is Jefferies & Company, Inc. Alix Partners is serving as Restructuring Advisor. Advisors for Najafi Companies include Ballard Spahr LLP and New York-based Debevoise & Plimpton LLP.
Additional information about the reorganization is available at www.bordersreorganization.com.
About Borders Group, Inc.
Headquartered in Ann Arbor, Mich., Borders Group, Inc. is a leading specialty retailer of books as well as other educational and entertainment items. Online shopping is offered through borders.com. Find author interviews and vibrant discussions of the products we and our customers are passionate about online at facebook.com/borders, twitter.com/borders and youtube.com/bordersmedia. For more information about the Company, visit borders.com/media.
About Najafi Companies
Najafi Companies is an international private investment firm based in Phoenix, Arizona. The firm makes highly-selective investments up to $1 billion in size in companies with strong management teams across a variety of industries, and often in industries out of popular favor. The firm takes a long-term view on its investments and focuses its efforts to create value through growth and superior performance. Najafi Companies funds investments with internally generated capital, not through a fund. Free from the restrictions of a fund, the firm is able to move quickly and decisively when investing, and with no requirements to return capital to outside partners, Najafi Companies is able to make investments that create maximum value for the long-term. For more information about Najafi Companies, visit www.najafi.com.
About Direct Brands
Direct Brands is one of the largest direct-to-consumer distributors of media products in the U.S. The company is home to music, DVD and book club brands such as BMG Music Service, Columbia House DVD, BOMC2.com, Doubleday Book Club, and Book of the Month Club as well as a number of special interest and lifestyle book clubs. The company serves members in the U.S. and Canada through its various club catalogs and online.
Safe Harbor Statement
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. One can identify these forward-looking statements by the use of words such as “expect,” “believe,”“planning,” “possibility,” “opportunity,” “goal,” “will,” “may,” “intend,” “anticipates,” “working toward” and other words of similar meaning. One can also identify them by the fact that they do not relate strictly to historical or current facts. These statements are subject to risks and uncertainties that could cause actual results and plans to differ materially from those included in the company’s forward-looking statements.
These risks and uncertainties include but are not limited to (i) the ability of the company to continue as a going concern, (ii) the company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 cases, (iii) the ability of the company and its subsidiaries to prosecute, develop and consummate one or more plans of reorganization with respect to the Chapter 11 cases, (iv) the effects of the company’s bankruptcy filing on the company and the interests of various creditors, equity holders and other constituents, (v) Bankruptcy Court rulings in the Chapter 11 cases and the outcome of the cases in general, (vi) the length of time the company will operate under the Chapter 11 cases, (vii) risks associated with third party motions in the Chapter 11 cases, which may interfere with the company’s ability to develop and consummate one or more plans of reorganization once such plans are developed, (viii) the potential adverse effects of the Chapter 11 proceedings on the company’s liquidity or results of operations, (ix) the ability to execute the company’s business and restructuring plan, (x) increased legal costs related to the company’s bankruptcy filing and other litigation, (xi) the company’s ability to maintain contracts that are critical to its operation, to obtain and maintain normal terms with its vendors, landlords and service providers and to retain key executives, managers and employees.

In the event that the risks disclosed in the company’s public filings and those discussed above cause results to differ materially from those expressed in the company’s forward-looking statements, the company’s business, financial condition, results of operations or liquidity, and the interests of creditors, equity holders and other constituents, could be materially adversely affected.
Media Contact for Borders Group, Inc.
Mary Davis, 734-477-1374
mdavis4@bordersgroupinc.com
Media contacts for Najafi Companies:
The Lavidge Company, 480-998-2600
Greg Sexton, gsexton@lavidge.com
Anne Robertson, arobertson@lavidge.com
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